                                                                                                                                                                                     EXHIBIT 99.1

722 Burleson Street Corpus Christi Texas 78402	Phone: 361/883-5591 Fax: 361/883-7619 www.torminerals.com

For Release at 4:05 PM ET on 8/03/17

TOR Minerals International, Inc. Reports Second Quarter Financial Results

CORPUS CHRISTI, Texas, August 03, 2017 – TOR Minerals International, Inc. (Nasdaq: TORM), producer of high performance specialty minerals, today announced its financial results for the second quarter ended June 30, 2017. Highlights for the second quarter of 2017, as compared to the second quarter of 2016, include:

  2Q17 sales increased 9 percent to $10.7 million
  2Q17 net income of $352,000, versus 2Q16 net income of $87,000
  2Q17 earnings per share of $0.10, versus 2Q16 earnings per share of $0.03

Revenue by Product Group (in 000's)	2Q17	2Q16	% Change 2017 vs. 2016
Specialty Aluminas	$6,003	$5,073	18%
Barium Sulfate and Other Products	2,148	2,194	-2%
TiO2 Pigments	2,580	2,583	0%
Total	$10,731	$9,850	9%

During the second quarter ended June 30, 2017, sales increased 9 percent to $10.7 million, versus $9.9 million reported during the same period of 2016. The increase in revenue was primarily due to continued growth in specialty alumina sales, which was partially offset by relatively flat comparisons in the Company’s other two product categories.  Specialty alumina sales primarily benefited from strong growth in Europe and growth of OPTILOAD to both existing and new customers in the U.S.  TiO2 pigment sales increased 39 percent and 22 percent in Asia and Europe, respectively, which were offset by a 19 percent decrease in the U.S.; resulting in relatively flat comparisons year over year.

During the second quarter of 2017, gross margin increased 3.7 percentage points to 15.6 percent of sales, versus 11.9 percent during the same period a year ago. The increase in gross margin was primarily due to higher production volume and improved efficiencies and a reduction in raw material costs.  During the second quarter, SG&A expenses were $1.2 million, versus $1.1 million during the second quarter of 2016.  The increase in SG&A expenses was primarily related to additional sales and marketing expenses.  During the second quarter, net income was $352,000 or $0.10 per diluted share, as compared to net income of $87,000, or $0.03 per diluted share, during the prior year.

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“While we had mixed results on our top line, we posted a strong recovery in profitability during the second quarter, posting the highest earnings per share number we have seen in more than three years,” commented Dr. Olaf Karasch, Chief Executive Officer.  “We saw continued strength in our Specialty Alumina business and are well positioned to continue double-digit growth in our largest product category.  While flat in terms of revenue comparisons, our TiO2 business saw improving trends in Europe and Asia.  Due to our cost improvement efforts, TiO2 has also begun to contribute nicely to overall profitability this year.   Our barium sulfate-related revenue was also relatively flat year over year, but continues to add nice contribution margin to the overall business. Overall, we remain confident that we are well-positioned to deliver double-digit sales growth during 2017, as well as further improve profitability and returns for our shareholders.”

TOR Minerals will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central Time, on August 03, 2017, to further discuss second quarter results. The call will be simultaneously webcast, and can be accessed via the News section on the Company's website, www.torminerals.com.  Investors and interested parties may participate in the call by dialing 877-407-8033.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slowdown in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
Dave Mossberg
Three Part Advisors, LLC
817-310-0051

                                                                                                                                                                                     EXHIBIT 99.1

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
NET SALES	$10,731	$9,850	$21,427	$19,422
Cost of sales	9,053	8,680	18,622	16,927
GROSS MARGIN	1,678	1,170	2,805	2,495
Technical services, research and development	43	52	86	90
Selling, general and administrative expenses	1,216	1,062	2,409	1,903
OPERATING INCOME	419	56	310	502
OTHER INCOME (EXPENSE):
Interest expense, net	(29)	(47)	(58)	(97)
Gain (loss) on foreign currency exchange rate	10	10	(23)	(79)
Other, net	14	16	15	28
Total Other Expense	(5)	(21)	(66)	(148)
INCOME BEFORE INCOME TAX	414	35	244	354
Income tax expense (benefit)	62	(52)	24	23
NET INCOME	$352	$87	$220	$331

Earnings per common share:
Basic	$0.10	$0.03	$0.06	$0.10
Diluted	$0.10	$0.03	$0.06	$0.10
Weighted average common shares outstanding:
Basic	3,542	3,402	3,542	3,208
Diluted	3,563	3,459	3,559	3,323

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TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,813	$3,716
Trade accounts receivable, net	4,798	3,557
Inventories, net	11,330	11,776
Other current assets	1,289	742
Total current assets	20,230	19,791
PROPERTY, PLANT AND EQUIPMENT, net	17,448	15,907
DEFERRED TAX ASSET, foreign	24	27
OTHER ASSETS	4	4

Total Assets	$37,706	$35,729

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,851	$2,122
Accrued expenses	1,530	1,136
Export credit refinancing facility	-	206
Current maturities of long-term debt – financial institutions	1,102	1,142
Total current liabilities	5,483	4,606
LONG-TERM DEBT - FINANCIAL INSTITUTIONS	2,614	2,725
DEFERRED TAX LIABILITY, domestic	120	127
Total liabilities	8,217	7,458
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Common stock $1.25 par value: authorized, 6,000 shares; 3,542 shares issued and outstanding at June 30, 2017 and December 31, 2016	4,426	4,426
Additional paid-in capital	30,656	30,544
Accumulated deficit	(4,601)	(4,821)
Accumulated other comprehensive loss	(992)	(1,878)
Total shareholders' equity	29,489	28,271

Total Liabilities and Shareholders' Equity	$37,706	$35,729

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TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$220	$331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,321	1,269
Gain on disposal of assets	-	(1)
Stock-based compensation	109	85
Deferred income tax benefit	(6)	(121)
Inventory reserve		85
Allowance for (recovery of) bad debts	21	(273)
Changes in working capital:
Trade accounts receivables	(1,133)	(976)
Inventories	730	3,210
Other current assets	(507)	(23)
Accounts payable and accrued expenses	618	(325)
Net cash provided by operating activities	1,373	3,261

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,707)	(790)
Net cash used in investing activities	(1,707)	(790)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lines of credit	-	3
Payments on lines of credit	-	(197)
Proceeds from export credit refinancing facility	-	935
Payments on export credit refinancing facility	(215)	(1,508)
Payments on long-term bank debt	(460)	(537)
Proceeds from the issuance of common stock through exercise of warrants	-	1,398
Net cash (used in) provided by financing activities	(675)	94
Effect of foreign currency exchange rate fluctuations on cash and cash equivalents	106	3
Net (decrease) increase in cash and cash equivalents	(903)	2,568
Cash and cash equivalents at beginning of period	3,716	813
Cash and cash equivalents at end of period	$2,813	$3,381

Supplemental cash flow disclosures:
Interest paid	$59	$77
Income taxes paid	$209	$45
Non-cash financing activities:
Capital expenditures financed through accounts payable and accrued expenses	$320	$-